ENROME

**CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM**

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 27, 2023, with respect to the consolidated financial statements of Meiwu Technology Company Limited as of December 31, 2022 and for the year ended December 31, 2022, which appears in the annual report on Form 20-F/A of Meiwu Technology Company Limited for the year ended December 31, 2022.

Enrome LLP

Singapore, Singapore

February 9, 2024